UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 15, 2009, AbitibiBowater Inc. (the "Company") and certain of its subsidiaries (collectively with the Company, the "Debtors") filed their respective Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the "Schedules and Statements") with the United States Bankruptcy Court for the District of Delaware.

The Debtors, with the assistance of their advisors, prepared the Schedules and Statements in accordance with section 521 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 and Rule 1007 of the Federal Rules of Bankruptcy Procedure. The Schedules and Statements are accompanied by the Global Notes and Statement of Limitations, Methodology and Disclaimer regarding the Debtors' Schedules and Statements (collectively, the "Notes and Disclaimers"). The Notes and Disclaimers pertain to, are incorporated by reference in, and comprise an integral part of, all the Schedules and Statements. The Notes and Disclaimers should be referred to, and reviewed in connection with, any review of the Schedules and Statements.

The Schedules and Statements have been prepared by the Debtors' management and are unaudited and subject to potential adjustment. In preparing the Schedules and Statements, the Debtors relied on financial data derived from their books and records that was available at the time of preparation. The Debtors have made reasonable efforts to ensure the accuracy and completeness of such financial information; however, subsequent information or discovery may result in material changes to the Schedules and Statements and inadvertent errors, omissions or inaccuracies may exist. The Debtors reserve all rights to amend or supplement their Schedules and Statements.

A copy of the Schedules and Statements with the accompanying Notes and Disclaimers are available through the Company's website at www.abitibibowater.com/restructuring.aspx.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: July 21, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer